                                                                  Exhibit (b)(2)


                                  AMENDMENT TO
                                     BY-LAWS
                                       OF
                      EATON VANCE SENIOR-FLOATING RATE FUND


                                October 15, 2003





Pursuant to ARTICLE XIII of the BY-LAWS of Eaton Vance Senior Floating-Rate Fund (the "Trust"), upon the unanimous written consent of the Trustees of the Trust, the BY-LAWS of the Trust are amended to reflect the change of name of the Trust to Eaton Vance Senior Floating-Rate Trust.


                               *******************